Exhibit 4.10



                          SECOND SUPPLEMENTAL INDENTURE

          This SECOND SUPPLEMENTAL INDENTURE (this "Second Supplemental
Indenture") is dated as of September    , 1996 between SAKS & COMPANY, a New
York corporation (the "Company"), and AIBC SERVICES, N.V., a Netherlands Antilles corporation, as trustee (the "Trustee") under the Indenture (as hereinafter defined).
                                 R E C I T A L S
                                 - - - - - - - -

               A. The Company has heretofore executed and delivered to the Trustee a certain Indenture dated as of July 1, 1993, providing for the issuance of $50,000,000 principal amount of its 9% Subordinated Notes due May 31, 2001 (the "Notes"), which Indenture has been amended by the First Supplemental Indenture thereto dated as of April 22, 1996 (as so amended, the "Indenture"). All terms used in this Second Supplemental Indenture which are defined in the Indenture shall have the same meanings assigned to them in the Indenture.


               B. Pursuant to Section 8.02 of the Indenture, a supplemental indenture to amend the Indenture may be entered into by the Company and the Trustee with the consent of each of the Holders of the Outstanding Notes.


               C. All things necessary to make this Second Supplemental Indenture when executed by the parties hereto a valid and binding amendment of and supplement to the Indenture have been done and performed.

                                A G R E E M E N T
                                - - - - - - - - -


          NOW, THEREFORE, for and in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby mutually covenant and agree as follows:


               SECTION 1.  Amendment to Indenture.  The Indenture shall be
                           ----------------------
amended as follows:


               (a) The First Recital shall be amended by deleting therefrom the date "May 31, 2001" and substituting therefor the date "December 29, 1997".


               (b) Section 1.01 shall be amended by inserting the following new definition in its appropriate alphabetic location:

                         "SINKING FUND PAYMENT DATE MEANS A SINGLE BUSINESS DAY
                          -------------------------
          AFTER AUGUST 31, 1996 AND ON OR PRIOR TO SEPTEMBER 16, 1996 THAT IS SPECIFIED IN A WRITTEN NOTICE FROM THE COMPANY TO THE TRUSTEE; PROVIDED THAT IF THE COMPANY DOES NOT PROVIDE SUCH NOTICE TO THE
          --------
          TRUSTEE ON OR PRIOR TO SEPTEMBER 15, 1996, SUCH DATE SHALL BE SEPTEMBER 16, 1996."

               (c) Section 2.02 shall be amended by deleting therefrom the date "May 31, 2001" and substituting therefor the date "December 29, 1997".

               (d) Section 2.03 shall be amended by deleting from the first paragraph thereof the date "May 31, 2001" and substituting therefor the date "December 29, 1997".

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               (e)  Section 10.04 shall be amended by deleting clause (a)
thereof in its entirety and substituting the following in its place:

               "(a)  (i) The particular Notes to be redeemed pursuant to
          Section 10.01, if less than all the Outstanding Notes are to be redeemed pursuant thereto, shall be selected by the Company not more than 60 days nor less than 30 days prior to the Redemption Date, from the Outstanding Notes not previously called for redemption and, subject to Section 10.04(c) hereof, shall be redeemed pro rata among the Holders in the proportion that the aggregate amount of Notes held by a Holder bears to the aggregate amount of Notes Outstanding, provided Notes shall be selected for redemption in denomination of $1,000 or integral multiples thereof.

                    (ii) The particular Notes to be redeemed pursuant to
          Section 10.09 shall be selected by the Company from the Outstanding Notes not previously called for redemption and, subject to
          Section 10.04(c) hereof, shall be redeemed pro rata among the Holders in the proportion that the aggregate amount of Notes held by a Holder bears to the aggregate amount of Notes Outstanding, provided Notes shall be selected for redemption in denomination of $1,000 or integral multiples thereof."

               (f)  A new Section 10.09 shall be inserted immediately following
Section 10.08:

          "SECTION 10.09.  Mandatory Redemption.
                           --------------------

                    If any of the Notes remain outstanding on such date, the Company shall redeem on the Sinking Fund Payment Date Notes having an aggregate principal amount equal to 70% of the aggregate principal amount of Notes outstanding on the Sinking Fund Payment Date, at 100% of the principal amount thereof, together with all accrued interest to such Sinking Fund Payment Date."

               SECTION 2.  Amendment to Exhibit A.  Exhibit A (9%
                           ----------------------
Subordinated Note Due May 31, 2001) shall be amended as follows:

               (a) The title of the Note shall be amended by deleting therefrom the date "May 31, 2001" and substituting therefor the date "December 29, 1997".

               (b) The last paragraph on the first page of the Note shall be amended by deleting therefrom the date "May 31, 2001" and substituting therefor the date "December 29, 1997" in the first sentence thereof.

               (c) The first paragraph on the Reverse of Note shall be amended by deleting therefrom the date "May 31, 2001" and substituting therefor the date "December 29, 1997".


               (d) A new paragraph shall be inserted on the Reverse of Note immediately following the Optional Redemption Price chart:

                    "SUBJECT TO THE TERMS OF ARTICLES TEN AND ELEVEN OF THE INDENTURE, 70% OF THE AGGREGATE PRINCIPAL AMOUNT OF THE NOTES THEN OUTSTANDING ARE

          REQUIRED TO BE REDEEMED BY THE COMPANY, AS PROVIDED IN THE INDENTURE, ON A DAY AFTER AUGUST 31, 1996 AND ON OR PRIOR TO SEPTEMBER 16, 1996 THAT IS SPECIFIED BY THE COMPANY TO THE TRUSTEE, AT A PRICE EQUAL TO 100% OF THE PRINCIPAL AMOUNT REDEEMED, PLUS ACCRUED INTEREST THEREON TO THE DATE OF SUCH REDEMPTION ON THE AMOUNT REDEEMED."

               SECTION 3.  Severability.  In case any provision in this
                           ------------
Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.


               SECTION 4.  No Third Party Beneficiaries.  Nothing in this
                           ----------------------------
Second Supplemental Indenture, express or implied, shall give to any Person other than the parties hereto and their successors under the Indenture, the Senior Lenders and the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under the Indenture.


               SECTION 5.  Effect of Second Supplemental Indenture.  This
                           ---------------------------------------
Second Supplemental Indenture supplements the Indenture and shall be a part and subject to all the terms thereof. Except as supplemented hereby, the Indenture shall continue in full force and effect.

               SECTION 6.  Governing Law.  THIS SECOND SUPPLEMENTAL INDENTURE
                           -------------
SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

               SECTION 7.  Counterparts.  This Second Supplemental Indenture
                           ------------
may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.



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               IN WITNESS WHEREOF, the parties hereto have caused this Second
Supplemental Indenture to be duly executed and their respective corporate seals, if any, to be hereunto affixed and attested, all as of the day and year first above written.


                                             SAKS & COMPANY



                                             By:
                                                -------------------------------
                                                Name:
                                                Title:

Attest:



By:
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    Name:
    Title:

                                        AIBC SERVICES N.V.
                                        By:  AMACO (Curacao) N.V.





                                        By:
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                                             Name:
                                             Title:

                                  ACT OF HOLDER


      The foregoing Second Supplemental Indenture is hereby consented and agreed to as of the date first above written by Act of the Holder of each Outstanding Note in accordance with Section 8.02 of the Indenture. Pursuant to
Section 1.06 of the Indenture, the Holder hereby irrevocably waives any notice from the Company that may be required under Section 10.05 with respect to the Sinking Fund Payment Date.
                                        TOCADE S.A.



                                        By:
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                                           Name:
                                           Title:

Attest:


By:
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   Name:
   Title: